Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78491, 033-58565, 333-133012, 333-155768, 333-171631 and 333-203325) of our report dated November 4, 2016 with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in the Annual Report on Form 10-K for the year ended August 28, 2016.

/s/ Schechter Dokken Kanter
Andrews & Selcer Ltd

Minneapolis, Minnesota
November 4, 2016